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                                                    NORRIS COMMUNICATIONS CORP.
                                                    EXHIBIT 21.1

                          NORRIS COMMUNICATIONS CORP.
                              LIST OF SUBSIDIARIES

Norris Communications Inc.
12725 Stowe Drive
Poway, CA 92064
619.679.1504
(A California Corporation)